EXHIBIT 4.1


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                                                                     EXHIBIT 4.1
                                                                     -----------

                               DONEGAL GROUP INC.
                         2001 AGENCY STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

Instruction: Please indicate the desired payment method(s) by marking the appropriate block(s) below. (Note: 1, 2 or all 3 payment methods
                                          ----
             may be elected up to an aggregate of $12,000 per Subscription
             Period.)

     On behalf of                                                   (the
                  -------------------------------------------------
"Agency"),                     (insert agency number), the Agency hereby elects
           -------------------
to enroll in the Donegal Group Inc. 2001 Agency Stock Purchase Plan (the "Plan"). The Agency understands that a maximum total contribution of $12,000 from all payment methods applies for each Subscription Period. The Agency further understands that, subject to the terms of the Plan, shares of Class A Common Stock of the Company will be purchased in accordance with the Prospectus, a copy of which has been delivered to the Agency.

[ ] DIRECT BILL COMMISSION PAYMENT METHOD (BY THE END OF THE APPLICABLE ENROLLMENT PERIOD)

     The Agency requests that        % (not less than 1% and not more than 10%
                              ------
     of direct bill commissions subject to a maximum of $12,000 per Subscription Period) of the Agency's direct bill commission be withheld from each commission statement during the next six-month Subscription Period and for future Subscription Periods).

[ ]  LUMP-SUM PAYMENT METHOD (BY THE END OF THE APPLICABLE SUBSCRIPTION PERIOD)

     The Agency will make a lump-sum payment (not less than $1,000 and not greater than $12,000 per Subscription Period less amounts paid under the direct bill commission payment method and/or the contingent commission
     payment method). Enclosed is a check in the amount of $            or, if
                                                            -----------
     no check is enclosed, a Lump-Sum Contribution Supplemental Transmittal Statement, in the form provided to the Agency, will be submitted with the Agency's payment by September 30 or March 31 of the respective Subscription Period.

[ ] CONTINGENT COMMISSION PAYMENT METHOD (BY THE END OF THE ENROLLMENT PERIOD APPLICABLE TO THE OCTOBER 1 THROUGH MARCH 31 SUBSCRIPTION PERIOD)

     The Agency requests that       % (subject to a maximum dollar amount not
                              ------
     greater than $12,000 per Subscription Period less amounts paid under the direct bill commission payment method and/or the lump-sum payment method) be deducted from the Agency's contingent commission, if any, payable to the Agency under the applicable agency contingent plan for the purchase of stock during the next October 1 to March 31 Subscription Period in which the contingent commission, if any, is paid. [COMPLETE REVERSE SIDE ALSO]


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PLEASE CHECK THE APPLICABLE BLOCK:

     [ ] Continuing Participant from Donegal Group Inc. 1996 Agency Stock Purchase Plan

     [ ]  New Participant

     [ ]  Change of Direct Bill Commission Withholding Percentage

     [ ]  Withdrawal from the Plan at the end of the current Subscription
          Period

     [ ] Withdrawal from the Plan immediately and receive all funds withheld for the current Subscription Period

     [ ]  Addition or deletion of Payment Option for current Subscription
          Period


                                      Federal Tax ID No.:
----------------------------------                       -----------------------
         (Agency Name)


By:                                   Date:
   -------------------------------         -------------------------------------

   Title:
         ------------------------------------------


NOTE:

Registration of stock will be in the Agency's name, unless written instructions are received pursuant to the permitted designations set forth in the Plan and the Prospectus.

This form should be submitted to Donegal Group, Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary.



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                               DONEGAL GROUP INC.
                         2001 AGENCY STOCK PURCHASE PLAN

                              LUMP-SUM CONTRIBUTION
                       SUPPLEMENTAL TRANSMITTAL STATEMENT



     The undersigned Agency has previously submitted, or is concurrently submitting, to Donegal Group Inc. (the "Company") a Subscription Agreement in connection with the Agency's participation in the Company's 2001 Agency Stock Purchase Plan (the "Plan"). The Agency hereby elects to make a lump-sum contribution under the Plan. For the current Subscription Period, enclosed is
$            to be used to purchase the Company's Class A Common Stock in
 -----------
accordance with the terms of the Plan.


Please Complete:


                                      Federal Tax ID No.:
----------------------------------                       -----------------------
         (Agency Name)


By:                                   Date:
   -------------------------------         -------------------------------------

   Title:
         ------------------------------------------


INSTRUCTIONS:

This form should be sent to Donegal Group Inc., 1195 River Road, Marietta, Pennsylvania 17547, Attention: Ralph G. Spontak, Senior Vice President, Chief Financial Officer and Secretary, along with a Subscription Agreement if not previously submitted for the Subscription Period and your check and be received prior to September 30 or March 31 of the respective Subscription Period. The dollar amount set forth above must be at least $1,000 and may not exceed, when added to the amounts paid under the direct bill commission payment method and/or the contingent commission payment method for the current Subscription Period, an aggregate of $12,000.




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